                            STOCK EXCHANGE AGREEMENT

         THIS STOCK EXCHANGE AGREEMENT is made and entered into as of the ____ day of May, 2000, by and between Stonehaven Realty Trust f/k/a Wellington Properties Trust, a Maryland real estate investment trust ("Seller") and Wellington Management Corporation, a Wisconsin corporation ("Buyer").

                                R E C I T A L S:
         A. Stonehaven owns all of the issued and outstanding uncertificated common stock ("Lake Pointe Shares") of Lake Pointe Apartment Homes, Inc., a Wisconsin corporation ("Lake Pointe"), which owns an apartment living community in Schofield, Wisconsin ("Lake Pointe Project");

         B. Seller also owns 18 units or member interests ("Highlander Member Interest") of Highlander Acquisition Company, LLC, a Wisconsin limited liability company ("Highlander") which owns an apartment living community in Des Moines, Iowa ("Highlander Project");

         C. Buyer owns 95,000 shares of Class B 9% Convertible Preferred Shares of Seller ("Class B Preferred Shares");

         D. Buyer desires to acquire Seller's interest in Lake Pointe and the Lake Pointe Project represented by the Lake Pointe Shares and Seller's interest in Highlander and the Highlander Project represented by the Highlander Member Interest in exchange for the transfer of the Class B Preferred Shares owned by Buyer, all in accordance with the terms of this Agreement.

                                    AGREEMENT

         1. PURCHASE OF INTERESTS. At the Closing (as hereinafter defined) Seller shall sell and transfer the Lake Pointe Shares and Highlander Member Interest to Buyer and Buyer hereby agrees to acquire the Lake Pointe Shares and Highlander Member Interest on the terms and conditions set forth in this Agreement.

         2. EXCHANGE OF STOCK AS CONSIDERATION. In exchange for the Lake Pointe Shares and Highlander Member Interest, Buyer shall transfer the Class B Preferred Shares owned by Buyer to Seller.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents, warrants and covenants to Buyer that as of the date hereof and as of the Date of Closing:

                  3.1: AUTHORITY. Seller has all requisite power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Seller each enforceable in accordance with their respective terms.

                  3.2: LAKE POINTE SHARES. The Lake Pointe Shares are and when delivered to Buyer will be free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances or other interests of third parties of any nature whatsoever created by Seller, except for restrictions imposed by federal or state securities laws.

                  3.3: HIGHLANDER MEMBER INTEREST. The Highlander Member Interest when delivered to Buyer will be free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances or other interests of third parties of any nature whatsoever created by Seller, except for restrictions imposed by federal or state securities laws.


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

                  3.4: "AS IS" CONDITION. Buyer agrees and acknowledges that Buyer (or an affiliate) is the prior owner of the Lake Pointe Shares and/or Lake Pointe Project and the current manager of the Lake Pointe Project. Buyer is also the organizer and syndicator of Highlander and the current manager of the Highlander Project. As such, Buyer agrees, acknowledges and represents that Buyer is accepting the Lake Pointe Shares, Lake Pointe Project, Highlander Member Interest and Highlander Project on a "as is" "where is" basis without any representations or warranties whatsoever with respect to the value of the Lake Pointe Shares and Highlander Member Interest, the value or financial viability of the Lake Pointe Project or Highlander Project, the physical condition of Lake Pointe Project or Highlander Project and any other matter whatsoever except as specifically set forth in this Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents, warrants and covenants to Seller that as of the date hereof and as of the Date of Closing:

                  4.1: AUTHORITY. Buyer has the full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Buyer each enforceable in accordance with their respective terms.

                  4.2: CLASS B PREFERRED SHARES. The Class B Preferred Shares are, and when delivered to Seller pursuant to this Agreement will be, free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances or other interests of third parties of any nature whatsoever created by Buyer, except for restrictions imposed by federal or state securities laws.

         5. CLOSING. The Closing of the transaction contemplated hereby (the "Closing") shall take place at a time mutually acceptable to both Seller and Buyer which is within five (5) days after receiving written acknowledgment from First Union Bank as servicer for Credit Suisse First Boston ("Lender") consenting to the transfer of the Lake Pointe Shares and Lake Pointe Project from Seller to Buyer as contemplated hereunder. The Closing shall take place at


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

the offices of Wellington Management Corporation or at such other place as may be mutually agreed upon by the parties.

                  5.1: CLOSING PRORATIONS. At the Closing, the following items shall be prorated or adjusted (as appropriate) as of the close of business on the Date of Closing: (i) city, state, county and school district ad valorem taxes and other taxes (including Lender escrows) and assessments which are actually due and payable in the year of closing (all taxes and assessments due and payable in years subsequent to the Date of Closing shall be the responsibility of Buyer); (ii) all utility or other charges which may become a lien upon the Lake Pointe Project and all service and other related contracts;
                  (iii) casualty insurance premiums (including Lender escrows);
                  (iv) the interest due and owing the Lender (including Lender escrows); (v) all rents, including past due rents; (vi) any other income or expense items properly attributable to the operation of the property and agreed upon by Seller and Buyer. In no event, however, shall prorations include any funds held or set aside for capital improvements, repairs or deferred maintenance which shall remain the property of Seller.

                  5.2: PAYMENTS. At the Closing, Seller shall be entitled to all funds held in any Lake Pointe account and all receivables and other assets of Lake Pointe, except the Lake Pointe Project. The cash balance owing, if any, by either Buyer or Seller pursuant to the prorations as provided in Section 5.1 above, shall be paid directly by Seller to Buyer or Buyer to Seller, as the case may be, by cashier's check, in certified funds, or by wire transfer on the Date of Closing.

                  5.3: SECURITY DEPOSITS. At the Closing, Seller shall transfer its interest in, and Buyer shall assume all obligations under the leases and Seller shall transfer, in cash, all tenant security deposits with respect to the Lake Pointe Project.

         6.       ADDITIONAL ISSUES.
                  6.1: DIVIDEND. Subject to Closing (or upon a breach of this Agreement by Buyer), Buyer waives all claims to any distributions, dividends, or other sums payable, or claimed payable to Buyer in connection with the Class B Preferred Shares.

                  6.2: CONTINUED MANAGEMENT. Buyer shall continue to perform real estate-related management and bookkeeping services with respect to Lake Pointe pursuant to the certain management agreement dated March 3, 1998. Notwithstanding the foregoing, Seller shall have the right to implement such financial controls as Seller deems prudent from and after execution hereof and prior to the Date of Closing and Buyer agrees to cooperate with Seller to


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

                  implement such procedures and controls. In addition thereto, Buyer shall not expend any funds with respect to the Lake Pointe Project nor make any capital or other improvements without the prior written consent or approval of Seller, which consent may be withheld, by Seller in its sole discretion. If the Closing has not occurred on or before August 1, 2000, the Seller shall have the right to terminate the management agreement, without any demonstration of cause, upon no less than thirty (30) days written notice to the Buyer, in accordance with the terms of the management agreement.

                  6.3: TERMINATION OF LISTING AGREEMENT. Upon Closing of the transaction contemplated hereunder, Seller and Buyer and WMC Realty, Inc. agree that that certain Commercial Listing Contract - Exclusive Right to Sell Agreement dated January 15, 1998, is hereby terminated in all respects and neither Seller nor WMC Realty, Inc. shall have any rights or obligations thereunder including, without limitation, any rights or obligations with respect to any listing, brokerage or transfer fees. It is agreed that WMC Realty, Inc. shall not receive a brokerage commission upon the closing of the transaction contemplated hereunder and Buyer will indemnify Seller and hold Seller harmless from any claim for commissions by WMC Realty, Inc. and/or any other person or entity claiming a commission by or through Buyer, and its affiliates, including WMC Realty, Inc

                  6.4: RETENTION OF RIGHTS. Notwithstanding anything contained in this Agreement to the contrary, Seller and Buyer agree that Seller retains all rights to conduct a financial accounting or audit and any sums owing by Buyer to either Lake Pointe or Seller as disclosed in any such accounting or audit shall be and remain the property of Seller notwithstanding the transfer or agreement to transfer the Lake Pointe Shares as provided herein. In this regard, Lake Pointe shall be deemed to have assigned such claims, if any, to Seller as of the Date of Closing. Seller reserves and retains all claims of Lake Pointe arising for the period through the Date of Closing and the execution of this Agreement and the subsequent transfer of the Lake Pointe Shares shall not operate as a release of any such claims.

                  6.5:     RELEASES.

                           6.5.1 Release of Seller. Upon Closing, Buyer, for it,
                  its officers, directors, shareholders, principals, affiliated corporations and businesses, successors and assigns, and all other related or affiliated persons or entities, does hereby release and forever discharge Seller and its officers, trustees, shareholders, employees, advisors, attorneys, agents, insurers, affiliated corporations and businesses, successors and assigns, and all other related or affiliated persons or entities, as the case may be, from and against any all claims, demands, causes of actions or rights which Buyer had, now has or could hereinafter have or assert in any manner associated with Seller, its ownership of an equity interest in Seller (including without limitation the Class B Preferred Shares except future rights arising after Closing which Buyer may have as a holder of the Seller's common shares), the business of Seller including the Lake Pointe Project and Highlander Project, and any other matter or thing whatsoever involving Seller and Buyer; notwithstanding the foregoing, the release provisions of this section shall be inapplicable to any breach of this Agreement by Seller, and to any right of indemnification provided by Seller's declaration of trust or bylaws afforded as a result of service as an employee, officer or trustee of Seller. Seller is not released from any obligations to reimburse Buyer for salary and other expenses associated with the employment of Robert F. Rice and sums due and owing for the management of the Lake Pointe Project. The sum of $12,036.82 shall be paid on or before June 2, 2000 and the sum of $58,155.74 shall be paid on or before June 30, 2000.

                  6.5.2 Release of Buyer. Upon Closing, Seller, for it, its officers, trustees, shareholders, principals, affiliated corporations and businesses, successors and assigns, and all other related or affiliated persons or entities, does hereby release and forever discharge Buyer and its officers, directors, shareholders, employees, advisors, attorneys, agents, insurers, affiliated corporations and businesses, successors and assigns, and all other related or affiliated persons or entities, as the case may be, from and against any all claims, demands, causes of actions or rights which Seller had, now has or could hereinafter have or assert in any manner associated with Buyer, the business of Buyer including Buyer's management of and interest in the Lake Pointe Project and Highlander Project, and any other matter or thing whatsoever involving Buyer and Seller; notwithstanding the foregoing, the release provisions of this section shall be inapplicable to any breach of this Agreement by Buyer, and to the right to an accounting with respect to the Lake Pointe Project as provided in Section 6.4.

                  6.6: SURVIVAL. The provisions of Sections 6.2, and 6.4 will be operative upon execution hereof and shall not be affected by any termination of this Agreement for failure of the conditions precedent set forth in Sections 7.1 and 7.3 hereof or any termination pursuant to Section 10 hereof.

                  6.7: INDEMNITY. Buyer agrees to indemnify Seller and hold Seller harmless from and against all liabilities and obligations involving Lake Pointe, the Lake Pointe Shares, the Lake Pointe Project, Highlander, the Highlander Member Interest and the Highlander Project, whether such obligations arise prior to, on or after the closing of the transactions contemplated hereunder. As to any claim arising prior to the closing of the transactions contemplated hereunder, Buyer reserves its rights to seek indemnification from Seller pursuant to the management agreement. Buyer specifically agrees to assume and hold Seller harmless from all liabilities to the Lender in connection with that certain


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

                  mortgage loan with the Lake Pointe Project. Buyer shall pay any and all fees, expenses or charges imposed by the Lender or otherwise in connection with the transfer of the Lake Pointe Shares, the Lake Pointe Project, the Highlander Member Interest and Highlander Project to Buyer.

         7.       CONDITION PRECEDENT; DELIVERY OF DOCUMENTS AT CLOSING.

                  7.1: SELLER'S CONDITIONS PRECEDENT. The obligation of Seller to consummate this Agreement and the transactions contemplated hereby is subject to fulfillment prior to or at the Closing of the following conditions precedent:

                           7.1.1 Representations and Warranties. Each of the representations and warranties of the Buyer in Section 4 hereof shall be true and correct on the Date of Closing as though made on such date and all action necessary to authorize the execution, delivery and performance by the Buyer of this Agreement and each agreement, document and instrument to be executed and delivered pursuant hereto and the consummation of the transaction contemplated hereby and thereby shall have been duly taken by Buyer.

                           7.1.2 Covenants. Buyer shall have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Date of Closing.

                  7.2: SELLER'S DELIVERABLES. On the Date of Closing, Seller shall execute, deliver or cause to be executed and delivered to Buyer the following: (i) a bill of sale representing Seller's interest in the Lake Pointe Shares, which are uncertificated shares; (ii) resignations of all officer and director positions with respect to Lake Pointe as Buyer may request in its sole discretion; (iii) any and all documents regarding Lake Pointe and the Lake Pointe Project in the possession of Seller, it being acknowledged that Buyer is in possession of substantially all of such documents; (iv) resolutions of the Board of Trustees of Seller authorizing the execution, delivery and performance by Seller pursuant to this Agreement and the agreements, documents and instruments to be executed and delivered pursuant hereto, including the consummation of the transactions contemplated hereby, and thereby certified by an officer of Seller; (v) a bill of sale representing Seller's interest in the Highlander Member Interest; (vi) any and all documents regarding Highlander and the Highlander Project in the possession of Seller, it being acknowledged that Buyer is in possession of substantially all of such documents; (vii) such other instruments and documents as may be reasonably be required by any of the provisions of this Agreement or reasonably necessary in the opinion of Buyer or Buyer's counsel, to reflect the performance of this Agreement and all other agreements contemplated hereby.

                  7.3: BUYER'S CONDITIONS PRECEDENT. The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby is subject to fulfillment prior to or at the Closing of the following conditions precedent:

                           7.3.1: Representations and Warranties. Each of the representations and warranties of Seller in Section 3 hereof shall be true and correct on the Date of Closing as though made on such date.

                           7.3.2:   Covenants.  Seller shall have performed all
                           of its obligations hereunder which by the terms hereof are to be performed on or before the Date of Closing.

                           7.3.3:   Lender Consent. Buyer shall have received
                           the written acknowledgment of Lender consenting to the assignment and transfer of the Lake Pointe Shares and the Lake Pointe Project.

                  7.4: BUYER'S DELIVERABLES. On the Date of Closing, Buyer shall execute, deliver or cause to be executed and delivered to Seller the following: (i) stock certificates for the Class B Preferred Shares, together with all necessary stock powers endorsed by Buyer; (ii) such other instruments and documents as may be required by any other provisions of this Agreement or reasonably necessary, in the opinion of Seller or Seller's counsel, to reflect the performance of this Agreement and all other agreements contemplated hereby.

         8. EXPENSES. Each of the parties to this Agreement shall bear its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

         9.       GENERAL PROVISIONS.

                  9.1 INCORPORATION OF RECITALS. The Recitals set forth above are incorporated herein and are made a part of this Agreement as if fully set forth herein and shall constitute an expression of the intent of the parties and as an aid in the construction of this Agreement.

                  9.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between Seller and Buyer pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter hereof, whether written or oral. This Agreement may not be modified or amended except pursuant to a written agreement signed by Seller and Buyer.

                  9.3 FURTHER ASSURANCES. The parties agree that after the date of Closing they will from time to time, upon the reasonable request of the other, execute, acknowledge and deliver in proper form any instruments of conveyance or further assurance necessary or reasonably desirable to meet such parties' obligations, liabilities and agreements contemplated hereunder.

                  9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

                  9.5 NOTICES. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing, and delivery shall be deemed to be sufficient if delivered personally or by registered or certified mail, return receipt requested, postage-prepaid, addressed as follows:

                       If to the Seller:    Duane H. Lund, CEO
                                            Stonehaven Realty Trust
                                            2550 West University Avenue
                                            Suite 240N
                                            St. Paul, MN 55114

                       With a copy to:      William M. Habicht, Esq.
                                            Messerli & Kramer P.A.
                                            1800 Fifth Street Towers
                                            150 South Fifth Street
                                            Minneapolis, MN  55402

                       If to the Buyer:     Arnold K. Leas
                                            Wellington Management Corporation
                                            18650 W. Corporate Drive, Suite 300
                                            P.O. Box 0919
                                            Brookfield, WI  59008

                       With a copy to:      Gregory Leas, Esq.
                                            Wellington Management Corporation
                                            18650 W. Corporate Drive, Suite 300
                                            P.O. Box 0919
                                            Brookfield, WI  59008

                       or such other addresses as may be specified pursuant to notice given by either party in accordance with the provisions of this subsection.

                  9.6 HEADINGS. The headings used in this Agreement are for convenience only and shall not be deemed to constitute a part hereof, and shall not be


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

                  deemed to limit, characterize or in any way affect the provisions of this Agreement.

                  9.7 SURVIVAL OF TERMS. The agreements, representations and warranties contained in this Agreement shall be deemed to be remade at and survive the Closing.

                  9.8 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota.

                  9.9 BINDING AGREEMENT. Except as otherwise provided herein, this Agreement and the terms, conditions and covenants contained herein and the transactions contemplated hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives and assigns.

         10. TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned after the date of this Agreement, but not later than the Closing:

                  (a)  by mutual written consent of all parties hereto;

                  (b) by Buyer if any of the conditions provided for in Section
                  7.3 of this Agreement have not been met and have not been waived in writing by Buyer on or before the date of Closing;

                  (c) by Seller if any of the conditions provided for in Section
                  7.1 of this Agreement have not been met and have not been waived in writing by Seller on or before the date of Closing; or

                  (d) by either Seller or Buyer, if the Closing has not occurred by August 1, 2000.

         In the event of termination or abandonment by any parties provided in this Section 10, written notice shall be given to the other party(ies) and each party shall pay its own expenses incident to preparation for consummation of this Agreement and the transactions contemplated hereunder and neither party shall have any liability or obligation to the other party hereunder except such liabilities or obligations as may arise as a result of a breach hereof.

                [Remainder of this page intentionally left blank]


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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


SELLER:                                 BUYER:


STONEHAVEN REALTY TRUST                 WELLINGTON MANAGEMENT CORPORATION



By: /s/ Duane H. Lund                   By: /s/ Gregory Leas
   -----------------------------------      ---------------------------------
        Its:  Chief Executive Officer           Its: Executive Vice President
             ------------------------                -------------------------


                                        [Agreed as to Section 6.3 only]



                                        WMC REALTY, INC.

                                        By:  /s/ Gregory Leas
                                             -----------------------------
                                                 Its: Executive Vice President
                                                      ------------------------


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